EXHIBIT 99.1

Airship AI Reports Fourth Quarter 2025 Financial Results

Fourth Quarter 2025 Net Revenues of $6.5 Million, Gross Profit of $3.3 Million and Gross Margin of 51.2%

Net Revenue Increase of 102% and Gross Margin Increase of 169% as Compared to Q4 of the Prior Year

Cash flow positive business operations for the quarter.

Redmond, WA – February 17th, 2026 – Airship AI Holdings, Inc. (NASDAQ: AISP) (“Airship AI” or the “Company”), a leader in AI-driven video, sensor, and data management surveillance solutions, today reported its financial and operational results for the fourth quarter ended December 31, 2025.

Q4 2025 Financial Highlights

•	Net revenues for the quarter ended December 31, 2025, were $6.5 million.

•	Gross profits for the quarter ended December 31, 2025, were $3.3 million.

•	Gross margin percentage was 51.2% for the quarter ended December 31, 2025. Higher margins were in part due to increased solution sales with more Airship AI branded hardware and software offerings.

•	Operating loss was $612,000 for the quarter ended December 31, 2025, reflected in increased stock-based compensation and increased investments in sales and marketing-related expenditures which should increase future sales.

•	Other income for the quarter ended December 31, 2025, was $23.6 million, primarily due to a gain from a change in the fair value of earnout liability of $14.5 million and change in fair value of warrant liability of $9 million.

•	Net income for the year ended December 31, 2025, was $29.3 million, or $0.90 per basic share, primarily related to noncash income of $36.5 million.

•	Net cash used in operating activities was $3.5 million in the quarter ended December 31, 2025. This reflected a $5.2 million increase in accounts receivable.

•	Cash and cash equivalents was $11.8 million as of December 31, 2025 and accounts receivable was $6.5 million.

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Q4 2025 & Subsequent Operational Highlights

•

Backlog as of December 31, 2025 was $3.3 million, representing firm fixed price contracts awarded in the fourth quarter of 2025 that will be shipped and invoiced in the following quarter(s). Backlog is not indicative of future quarterly revenue as approximately 75% of quarterly revenue is transactional and recognized in the same quarter.

•

Our total validated pipeline at the end of the quarter was approximately $173 million, consisting of single and multi-year opportunities for AI-driven edge, video, and sensor and data management platform across all our customer verticals. Our pipeline includes opportunities at varying stages of progression with expected award timeframes throughout the next 18-24 months.

•	New significant contract awards during Q4 and into Q1 2026 include:

o	$1.9 million award from Department of Homeland Security (DHS) supporting large National Special Security Events scheduled for 2026.

o	$2.8 million award from a large commercial customer supporting a technical refresh of deployed hardware and software.

o	Multiple awards at the DHS component agency level for critical infrastructure facilities to replace existing failing physical security solutions.

o	Pilot opportunity for a DHS component agency level in-car vehicle recording system designed around officer and public safety.

•

Through our expanding partner engagement activities, our pipeline substantially increased in both the commercial and federal sectors. Several opportunities added to the pipeline are enduring multi-year efforts that have the potential to expand Airship’s presence within the customer or agency significantly overtime, with long-term support contracts attached to them.

•

Due to the sensitive nature of many of our customers and deployment use cases, we are often restricted from publicly disclosing awards and / or limited as to the specifics of the customer and use case. Consequently, most of our awards are executed on closed or restricted contract vehicles, which further limits the sharing of information that might otherwise be available.

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2026 Outlook

•

Capitalize on growing momentum coming out of Q4 into the new fiscal year around long-term business development efforts that are forecasted to be funded in 2026 through the One Big Beautiful Bill Act (OBBB).

•	Maintain focus on improving gross margin percentages supporting our goal of cash flow positive operations before the end of 2026.

•	Continue tactical and strategic investments across our sales and business development organizations through organic cash flow from business operations and the cash exercise of public warrants.

•	Continue training and refinement of our edge (Outpost AI) and datacenter / cloud (Fortress) based analytic platforms supporting emerging edge analytic workflows.

•	Continue innovation across our core Acropolis software platform supporting new workflows for cloud-based deployments in highly secure operational environments.

•	Expand brand awareness engagements in new verticals through targeted marketing outreach opportunities, social media platforms, Airship AI hosted technology events, and industry tradeshow events.

Management Commentary

“The fourth quarter of 2025 saw positive contracting momentum with multiple agencies across the federal government” said Paul Allen, President of Airship AI. “While fiscal appropriation processes put in place by the current administration have continued to slow down or impact some agencies ability to spend, those agencies engaged in mission critical activities around homeland security were able to move forward on several programs to solve for critical technology-based gaps in the quarter.

“Notable new procurement activities under OBBB included movement on the CBP “Smart Wall” construction with $4.5 billion in new contracts awarded. Airship is actively working with numerous prime contractors in support of meeting requirements as part of the “Smart Wall” IDIQ, providing traditional and AI based video surveillance capabilities that will further strengthen our ability to control the border.

“Additionally, progress was made on transitioning pilot / non-programmatic efforts that Airship was engaged with to the programmatic level, in some cases including new authorities to operate on trusted federal government networks. We believe this progression cements Airship’s position as a trusted vendor for highly secure AI driven solutions supporting federal government mission critical requirements now and into the future.

"Our continued expansion into the partner / integrator space also added significantly to our pipeline, as we were exposed to multiple large projects supporting both federal and commercial customer opportunities, leveraging in part our existing footprint and trusted reputation as a solution provider. Being able to provide partners a turn-key market ready solution that is hardened and secure yet operator friendly is something that the market has been needing, one that operates as easily on-premises as it can in a datacenter or the cloud.

"Our AI offerings increased as we closed out the end of the year with our Agentic AI natural-language search tool called “Ask Airship” being released to select customers, allowing them to easily interact with data created by our growing sets of computer vision models running at the edge on our existing Outpost AI appliance and now released  datacenter / cloud server offering called Fortress.

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“We expanded the use of our edge AI capabilities across additional sensor modalities and operational platforms, including mobile autonomous platforms, starting with bipedal and quadrupedal robots. We believe these platforms present the opportunity to reach a wider range of customers and solve a growing number of operational requirements as customers and agencies look to best leverage the efficiencies that robotic platforms offer when combined with AI at the edge.

“Entering into 2026 we are highly optimistic about the opportunities in our pipeline and the strength of our team to collectively execute against them. While 2026 budgets at the DHS level aren’t fully resolved yet, with the existing funding in place for contingency and mission critical requirements, the growing breadth of our pipeline helps hedge the risks of funding challenges at any specific agency or component level.” concluded Mr. Allen.

About Airship AI Holdings, Inc.

Founded in 2006, Airship AI (NASDAQ: AISP) is a U.S. owned and operated technology company headquartered in Redmond, Washington. Airship AI is an AI-driven video, sensor and data management surveillance platform that improves public safety and operational efficiency for public sector and commercial customers by providing predictive analysis of events before they occur and meaningful intelligence to decision makers. Airship AI’s product suite includes Outpost AI edge hardware and software offerings, Acropolis enterprise management software stack, and Command family of visualization tools.

For more information, visit https://airship.ai.

Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of financial, performance and operational metrics and projections of market opportunity; (2) changes in the market for Airship AI’s services and technology, expansion plans and opportunities; (3) the projected technological developments of Airship AI; and (4) current and future potential commercial and customer relationships. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Airship AI’s management and are not predictions of actual performance. These forward-looking statements are also subject to a number of risks and uncertainties, as set forth in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 17, 2026, and the other documents that the Company has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while it may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact:

Chris Tyson/Larry Holub

MZ North America

949-491-8235

AISP@mzgroup.us

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AIRSHIP AI HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2025 and 2024

	December 31, 2025	December 31, 2024
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$11,750,021	$11,414,830
Accounts receivable, net of allowance for credit losses of $0	6,462,675	1,226,757
Prepaid expenses and other	294,191	17,883
Total current assets	18,506,887	12,659,470

OTHER ASSETS
Other assets	160,528	165,960
Operating lease right of use asset	807,915	882,024

TOTAL ASSETS	$19,475,330	$13,707,454

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable - trade	$1,149,811	$759,480
Advances from founders	-	1,300,000
Accrued expenses	27,966	51,649
Current portion of operating lease liability	438,635	305,178
Deferred revenue- current portion	4,668,105	3,238,483
Total current liabilities	6,284,517	5,654,790

NON-CURRENT LIABILITIES:
Operating lease liability, net of current portion	425,109	638,525
Warrant liability	13,328,006	34,180,618
Earnout liability	2,620,933	23,304,808
Deferred revenue- non-current	3,966,407	2,951,850
Total liabilities	26,624,972	66,730,591

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' DEFICIT:
Preferred stock - no par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2025 and 2024	-	-
Common stock - $0.0001 par value, 200,000,000 shares authorized, 34,368,162 and 30,588,413 shares issued and outstanding as of December 31, 2025 and 2024	3,434	3,056
Additional paid in capital	38,478,030	21,918,867
Accumulated deficit	(45,620,227)	(74,941,590)
Accumulated other comprehensive loss	(10,879)	(3,470)
Total stockholders' deficit	(7,149,642)	(53,023,137)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$19,475,330	$13,707,454

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AIRSHIP AI HOLDINGS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the years ended December 31, 2025 and 2024

	Year Ended	Year Ended
	December 31, 2025	December 31, 2024

NET REVENUES:
Product	$10,135,562	$18,716,196
Post contract support	5,099,756	4,334,017
Other services	86,031	-
	15,321,349	23,050,213
COST OF NET REVENUES:
Cost of Sales	6,178,868	10,843,766
Post contract support	1,372,604	1,679,692
Other services	72,111	-
	7,623,583	12,523,458
GROSS PROFIT	7,697,766	10,526,755
RESEARCH AND DEVELOPMENT EXPENSES	3,076,466	2,804,894
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	11,837,086	11,226,974
TOTAL OPERATING EXPENSES	14,913,552	14,031,868
OPERATING LOSS	(7,215,786)	(3,505,113)
OTHER INCOME (EXPENSE) :
Gain (loss) from change in fair value of earnout liability	15,401,751	(18,171,380)
Gain (loss) from change in fair value of warrant liability	20,852,612	(33,512,633)
Loss from change in fair value of convertible debt	-	(141,636)
Loss on note conversion	-	(1,144,676)
Interest income (expense), net	282,786	(1,003,096)
Other income	-	13,644
Total other income (expense), net	36,537,149	(53,959,777)

INCOME (LOSS) BEFORE PROVISON FOR INCOME TAXES	29,321,363	(57,464,890)

Provision for income taxes	-	-

NET INCOME (LOSS)	29,321,363	(57,464,890)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency (loss) income, net	(7,409)	9,338

TOTAL COMPREHENSIVE INCOME (LOSS)	$29,313,954	$(57,455,552)

NET INCOME (LOSS) PER SHARE:
Basic	$0.90	$(2.34)
Diluted	$0.76	$(2.34)

Weighted average shares of common stock outstanding
Basic	32,413,133	24,585,955
Diluted	38,681,401	24,585,955

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AIRSHIP AI HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2025 and 2024

	Year Ended	Year Ended
	December 31, 2025	December 31, 2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$29,321,363	$(57,464,890)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	-	1,861
Stock-based compensation	1,629,992	1,362,822
Amortization of operating lease right of use asset	378,448	222,780
Issuance of common stock for services	-	198,500
Noncash interest expense	-	1,008,419
(Gain) loss from change in fair value of warrant liability	(20,852,612)	33,512,633
(Gain) loss from change in fair value of earnout liability	(15,401,751)	18,171,380
Loss from change in fair value of convertible note	-	141,636
Loss on note conversion	-	1,144,676
Changes in operating assets and liabilities:
Accounts receivable	(5,235,918)	422,147
Prepaid expenses and other	(276,308)	485
Other assets	5,432	16,373
Operating lease liability	(384,298)	(174,875)
Payroll and income tax receivable	-	7,230
Accounts payable - trade and accrued expenses	366,649	(2,294,698)
Deferred revenue	2,444,179	(2,780,447)
NET CASH USED IN OPERATING ACTIVITIES	(8,004,824)	(6,503,968)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock and warrants for offering, net	-	7,290,000
Proceeds from warrant exercise, net	9,498,136	7,704,540
Repayment of advances from founders	(1,300,000)	-
Advances from founders	-	(450,000)
Proceeds from stock option exercises	149,288	240,507

NET CASH PROVIDED BY FINANCING ACTIVITIES	8,347,424	14,785,047

NET INCREASE IN CASH AND CASH EQUIVALENTS	342,600	8,281,079

Effect from exchange rate on cash	(7,409)	9,338

CASH AND CASH EQUIVALENTS, beginning of period	11,414,830	3,124,413

CASH AND CASH EQUIVALENTS, end of period	$11,750,021	$11,414,830

Supplemental disclosures of cash flow information:
Interest paid	$-	$11,913
Taxes paid	$-	$2,410

Noncash investing and financing
Issuance of common stock for debt interest payment	$-	$1,008,442
Issuance of common stock for debt conversion	$-	$4,114,831
Issuance of common stock for earnout shares	$5,282,125	$-
Recognition of operating right-of-use asset	$304,339	$-
Recognition of operating lease liability	$304,339	$-

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